Filed pursuant to Rule 424(b)(3)

File Number 333-110373

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 28, 2004)

     You should read this prospectus supplement and the related prospectus carefully before you invest. Both documents contain information you should consider when making your investment decision.

     The information contained in this prospectus supplement updates the information in the prospectus dated April 28, 2004, and filed with the SEC on May 4, 2004. To the extent that there is a discrepancy between the information contained herein and the information in the initial prospectus, the information contained herein supercedes and replaces such conflicting information.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-QSB

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarter ended March 31, 2004

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to

Commission File Number: 0-30874

CANEUM, INC.

(Exact name of Registrant as specified in charter)

Nevada State or other jurisdiction of incorporation or organization	33-0916900 I.R.S. Employer I.D. No.

170 Newport Center Drive, Suite 220, Newport Beach, CA (Address of principal executive offices)	92660 (Zip Code)

Issuer’s telephone number, including area code: (949) 273-4000

Check whether the Issuer (1) has filed all reports required to be filed by section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. (1) Yes ☒     No ☐     (2) Yes ☒     No ☐

State the number of shares outstanding of each of the Issuer’s classes of common equity as of the latest practicable date: At May 7, 2004, there were 4,010,000 shares of our common stock outstanding.

PART I

Item 1. Financial Statements

CANEUM, INC.
(FORMERLY, SAIPHT CORPORATION)
FINANCIAL STATEMENTS
FOR THE QUARTER’S ENDED MARCH 31, 2004 AND 2003

CANEUM, INC.
(FORMERLY, SAIPHT CORPORATION)

CANEUM, INC.
(FORMERLY, SAIPHT CORPORATION)
BALANCE SHEETS
AS OF MARCH 31, 2004 AND DECEMBER 31, 2003

ASSETS

	March 31,	December 31,
	2004	2003
	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$537,517	$781,387
Accounts receivable	89,133	40,450
Prepaid expenses and other assets	15,000	15,000
Available-for-sale equity securities (Note 3)	74,132	77,521

TOTAL CURRENT ASSETS	715,782	914,358

FIXED ASSETS
Software	100	100

TOTAL FIXED ASSETS	100	100

TOTAL ASSETS	$715,882	$914,458

See accompanying notes to the financial statements.

CANEUM, INC.
(FORMERLY, SAIPHT CORPORATION)
BALANCE SHEETS
AS OF MARCH 31, 2004 AND DECEMBER 31, 2003

LIABILITIES AND STOCKHOLDERS’ EQUITY

	March 31,	December 31,
	2004	2003
	(unaudited)
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$24,502	$20,984
Taxes payable	800	800

TOTAL CURRENT LIABILITIES	25,302	21,784

COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDERS’ EQUITY
Common stock, 100,000,000 shares authorized at $.001 par value: 4,010,000 and 1,000,000 shares issued and outstanding, respectively	4,010	4,010
Additional paid in capital	1,291,727	1,287,665
Accumulated deficit	(554,855)	(382,217)
Accumulated other comprehensive loss	(50,302)	(16,784)

TOTAL STOCKHOLDERS’ EQUITY	690,580	892,674

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$715,882	$914,458

See accompanying notes to the financial statements.

CANEUM, INC.
(FORMERLY, SAIPHT CORPORATION)
STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS

	For the quarter ended
	March 31,	March 31,
	2004	2003
	(unaudited)
REVENUE	$84,124	$3,800
COST OF REVENUE	55,431	—

GROSS PROFIT	28,693	3,800
OPERATING EXPENSES	196,027	3,460

LOSS FROM OPERATIONS	(167,334)	340
OTHER INCOME (EXPENSE)
Other income	4,488	—
Realized losses from the sales of securities	(10,711)	—
Dividend income	22	—
Interest income	897	31
Interest expense	—	(455)

TOTAL OTHER INCOME (EXPENSE)	(5,304)	(424)

LOSS BEFORE INCOME TAX	(172,638)	(84)
INCOME TAX EXPENSE	—	—

NET LOSS	$(172,638)	$(84)

LOSS PER COMMON SHARE	(0.04)	(0.01)
SHARES USED IN EARNINGS PER SHARE CALCULATIONS
WEIGHTED AVERAGE COMMON SHARES	4,010,000	1,161,700
OTHER COMPREHENSIVE INCOME (LOSS)
NET LOSS	$(172,638)	$(84)
OTHER COMPREHENSIVE INCOME (LOSS):
Unrealized (loss) on available-for-sale securities (Note 3)	(33,518)	—

COMPREHENSIVE LOSS	$(206,156)	$(84)

See accompanying notes to the financial statements.

CANEUM, INC.
(FORMERLY, SAIPHT CORPORATION)
STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional		Accumulated	Total
			Paid-in	Accumulated	other comprehensive	Stockholders’
	Shares	Amount	Capital	deficit	loss	Equity
BALANCE, December 31, 2003	4,010,000	$4,010	$1,287,665	$(382,217)	$(16,784)	$892,674
Net loss for the quarter ended March 31, 2004				(172,638)		(172,638)
Stock-based compensation expense			4,062			4,062
Accumulated other comprehensive loss for the quarter ended March 31, 2004					(33,518)	(33,518)

BALANCE, March 31, 2004	4,010,000	$4,010	$1,291,727	$(554,855)	$(50,302)	$690,580

See accompanying notes to the financial statements.

CANEUM, INC.
(FORMERLY, SAIPHT CORPORATION)
STATEMENTS OF CASH FLOWS

	For the quarter ended
	March 31,	March 31,
	2004	2003
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(172,638)	$(84)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock-based compensation expense	4,062	—
Expenses paid by stock issuance	—	480
Realized loss on sale of securities	10,711	—
Increase in accounts receivable	(48,683)	—
Decrease in interest receivable	—	(31)
Decrease in interest payable	—	745
Increase in accounts payable	3,518	—

NET CASH FLOWS USED BY OPERATING ACTIVITIES	(203,030)	1,110
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of available-for-sale securities	(203,556)	—
Proceeds from available-for-sale securities	162,716	—

NET CASH FLOWS USED BY INVESTING ACTIVITIES	(40,840)	—

NET INCREASE IN CASH AND CASH EQUIVALENTS	(243,870)	1,110
CASH AND CASH EQUIVALENTS, BEGINNING OF QUARTER	781,387	—

CASH AND CASH EQUIVALENTS, END OF QUARTER	$537,517	$1,110

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$—	$—

Cash paid for taxes	$—	$—

See accompanying notes to the financial statements.

Caneum, Inc.
(formerly SaiphT Corporation)
Notes to Financial Statements
March 31, 2004 and December 31, 2003

NOTE 1 — Corporate History

Caneum, Inc. (the “Company”) was incorporated in Nevada on March 1, 2000, as Saiph Corporation for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship. On March 5, 2003 the Company filed Amended Articles of Incorporation changing its name to SaiphT Corporation. On July 21, 2003, the Company changed its name to Caneum, Inc.

The Company currently provides a broad variety of business process outsourcing, software development and information technology consulting services. The Company also intends to acquire and grow companies in the software and information technology sectors.

Prior to 2003, the Company had not conducted any significant operations, and its activities focused primarily on financing activities, organizational efforts, and seeking a merger target. Although the Company earned its initial operating revenues in the quarter ended March 31, 2003, such revenues were not significant, and as a result, the Company’s prior period financial statements have been presented as a “development stage enterprise” in accordance with the guidance provided in Statement of Financial Accounting Standards No. 7. As the result of the revenues earned during the quarter and year ended December 2003, management no longer considers the Company to be a development stage enterprise.

The condensed financial statements have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

In the opinion of the Company, all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the financial position of the Company as of March 31, 2004, and the results of its operations for the three months ended March 31, 2004 and March 31, 2003, have been made. The results of its operations for such interim period are not necessarily indicative of the results to be expected for the entire year. These condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s annual report on Form 10-KSB for the year ended December 31, 2003.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Company derives its revenue primarily from the sale of services. Revenue is recognized as services are performed in accordance with the provisions of SEC Staff Accounting Bulletin No. 104, “Revenue Recognition.” The Company recognizes revenue when there is persuasive evidence of an arrangement, title and risk of loss have passed, delivery has occurred or the services have been rendered, the sales price is fixed or determinable and collection of the related receivable is reasonably assured. The Company records all shipping and handling fees billed to customers as revenue, and related costs as cost of sales, when incurred, in accordance with Emerging Issues Task Force (“EITF”) 00-10 “Accounting for Shipping and Handling Fees and Costs.”

During the quarter ended March 31, 2004, the Company had two customers that each accounted for at least 10% of the Company’s revenue. As of March 31, 2004, three customers each accounted for at least 10% of accounts receivable.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. As of March 31, 2004, the Company had approximately $368,000 on deposit with a financial institution that exceeds federally insured limits.

Caneum, Inc.
(formerly SaiphT Corporation)
Notes to Financial Statements
March 31, 2004 and December 31, 2003

Investments

Marketable securities held by the Company which meet the criteria for classification as available-for-sale are carried at fair value, net of a market discount, if any, to reflect any restrictions on transferability. Unrealized holding gains and losses on securities classified as available-for-sale are carried net of income taxes as a component of Accumulated Other Comprehensive Income (Loss).

Stock-Based Compensation

The Company accounts for employee stock-based compensation using the intrinsic value method provided in Accounting Practice Bulletin Opinion No. 25, and interpretations thereof. When stock options are granted to employees with exercise prices less than the fair value of the underlying common stock at the date of the grant, the difference is recognized as compensation expense and is recorded over the vesting period of the options.

The Company accounts for non-employee stock-based compensation using the fair value method provided by Statement of Financial Accounting Standards (“SFAS”) No. 123, as amended by SFAS No. 148. When stock options are granted to non-employees, the Company estimates the fair value of the award and recognizes related expenses over the performance period as prescribed by EITF 96-18.

In accordance with SFAS No. 123 and SFAS No. 148, the Company has adopted the fair value pro-forma disclosure provisions for employee stock options.

As of March 31, 2004, the Company had one stock-based compensation plan which is described more fully in Note 5. The following table illustrates the effect on net loss and net loss per share had the Company applied the fair value recognition provisions of SFAS No. 123 to employee stock options.

	Quarter	Quarter
	ended	ended
	March 31,	March 31,
	2004	2003
Net loss, as reported	$(172,638)	$(84)
Stock-based compensation determined under fair value method	(28,100)	—

Net loss, pro-forma	(200,738)	(84)
Net loss per share, as reported	(0.04)	(0.01)
Net loss per share, pro-forma	(0.05)	(0.01)

Caneum, Inc.
(formerly SaiphT Corporation)
Notes to Financial Statements
March 31, 2004 and December 31, 2003

Stock-Based Compensation (continued)

The fair value of each stock option grant has been estimated on the date of grant using the Black-Scholes option-pricing model, assuming no expected dividends and the following weighted average assumptions:

	2004	2003
Volatility	43.35%	—
Risk-free Interest Rate	4.00%	—
Expected life of options	4-5 years	—

The Black-Scholes model, as well as other currently accepted option valuation models, was developed to estimate the fair value of freely-tradable, fully-transferable options without vesting restrictions, which significantly differ from the Company’s stock options plans. These models also require highly subjective assumptions, including future stock price volatility and expected time until exercise, which greatly affect the calculated fair value on the grant date.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures About Fair Value of Financial Instruments,” requires management to disclose the estimated fair value of certain assets and liabilities defined by SFAS No. 107 as financial instruments. Financial instruments are generally defined by SFAS No. 107 as cash and cash equivalents, evidence of ownership interest in equity, or a contractual obligation that both conveys to one entity a right to receive cash or other financial instruments from another entity and imposes on the other entity the obligation to deliver cash or other financial instruments to the first entity. At March 31, 2004 and December 31, 2003, management believes that the carrying amounts of cash and cash equivalents, investments in securities and accounts payable approximate fair value because of the short maturity of these financial instruments.

Accounting For Income Taxes

The Company follows SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statements and the tax bases of assets and liabilities using enacted rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Caneum, Inc.
(formerly SaiphT Corporation)
Notes to Financial Statements
March 31, 2004 and December 31, 2003

Earnings (Loss) Per Share

Basic earnings (loss) per share includes no dilution and is computed by dividing earnings (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Such shares are not included when there is a loss as the effect would be anti-dilutive.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. In these financial statements, assets, liabilities and earnings involve extensive reliance on management’s estimates. Actual results could differ from those estimates.

NOTE 3 – AVAILABLE-FOR-SALE EQUITY SECURITIES

At March 31, 2004, the Company had $74,132 of available-for-sale equity securities and such values were determined based on quoted market prices. These equity securities had an aggregate unrealized loss of $50,302, and an aggregate cost basis of $124,434 as of March 31, 2004.

NOTE 4 — RELATED PARTY TRANSACTIONS

During the quarter ended March 31, 2004, the Company entered into the following transactions with entities whose principals and/or directors are shareholders of the Company:

Rent

The Company subleases space from Cygni Capital, LLC whose principal is a shareholder of the Company. The current rent is $500 per month. The total rent expense was $1,500 for the quarter ended March 31, 2004 and none for the quarter ended March 31, 2003. This agreement is on a month-to-month term.

Management Services Agreement

The Company has retained Cygni Capital, LLC whose principal is a shareholder of the Company to perform certain management services. These services include, but are not limited to reception, telephone, janitorial, bookkeeping and general office services. The current service agreement is for $2,000 per month. The total expense pursuant to this agreement was $6,000 for the quarter ended March 31, 2004 and none for the quarter ended March 31, 2003. This agreement expires on June 30, 2004.

Consulting Services

The Company has retained Cygni Capital, LLC whose principal is a shareholder of the Company to

Caneum, Inc.
(formerly SaiphT Corporation)
Notes to Financial Statements
March 31, 2004 and December 31, 2003

perform certain consulting services. These services are professional in nature and include, but are not limited to document preparation and consulting services. The current agreement is $5,000 per month. The total expense pursuant to this agreement was $15,000 for the quarter ended March 31, 2004 and none for the quarter ended March 31, 2003. This agreement is on a month-to-month term.

NOTE 5 — STOCK PLAN

On December 18, 2002, the Company’s Board of Directors and shareholders adopted the 2002 Stock Option/Stock Issuance Plan (the “Plan”). The purpose of the Plan is to provide eligible persons an opportunity to acquire a proprietary interest in the Company and as an incentive to remain in the service of the Company.

There are 3,000,000 shares of common stock authorized for nonstatutory and incentive stock options and stock grants under the Plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations. On March 10, 2004, the Board of Directors authorized an amendment to the Plan to increase the number of shares of common stock under the plan to 7,500,000, subject to shareholder approval within six months following the date of this amendment.

The Plan will continue in effect until all of the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until December 1, 2010, whichever is earlier. The Plan may also be terminated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all of our assets.

The purchase price under each option is established by the plan administrator. Additionally, the plan administrator will fix the terms of each option, but no option can be granted for a term in excess of 10 years. Stock issued under the Plan may vest immediately or upon terms established by the plan administrator, provided that at least 20 percent of the total shares subject to a vesting schedule will fully vest in each calendar year on the anniversary date of the issuance of the shares.

A summary of grants made under the Plan during the quarter ended March 31, 2004 and the year ended December 31, 2003 are presented below:

Caneum, Inc.
(formerly SaiphT Corporation)
Notes to Financial Statements
March 31, 2004 and December 31, 2003

Common Stock Options Granted	Shares	Average Exercise Price
Outstanding @ 12/31/2002	0	$0.00
Granted during the year ended December 31, 2003	3,037,500	$0.56
Outstanding @ 12/31/2003	3,037,500	$0.56
Granted during the quarter ended March 31, 2004	750,000	$0.75
Outstanding @ 03/31/2004	3,787,500	$0.59

		Weighted Average
	Shares	Exercise Price
Options exercisable @ 03/31/2004	1,081,250	$0.51

Exercise Price	Number Outstanding
$0.50	100,000
$0.55	2,750,000
$0.75	937,500

Caneum, Inc.
(formerly SaiphT Corporation)
Notes to Financial Statements
March 31, 2004 and December 31, 2003

NOTE 6 – Commitments and Contingencies

Employment Contracts

On October 28, 2003, the Company’s Compensation Committee approved employment agreements with the Company’s President, Sukhbir Singh Mudan, Alan S. Knitowski, the Company’s Chairman, and Robert F. Mitro, the Company’s Vice-Chairman. The following description sets forth the material individual terms of these agreements:

•	Sukhbir Singh Mudan. The initial period of the employment agreement for Mr. Mudan is three years. Mr. Mudan is required to devote not less than 75% of his business time to the business of the Company, and his base salary is $120,000 per annum. Mr. Mudan received options to purchase 1,000,000 shares at $0.55 per share as additional compensation for entering into the agreement.

•	Alan S. Knitowski. Mr. Knitowski is required to devote his best efforts to performing well all duties that the Company may reasonably assign to him from time to time during the term of the agreement, but he will not be required to devote in excess of 25% of his business time and effort to providing these services. His base salary is $120,000 per annum and he received options to purchase 1,000,000 shares at $0.55 per share as additional compensation for entering into the agreement.

•	Robert F. Mitro. Mr. Mitro is required to devote his best efforts to performing well all duties that the Company may reasonably assign to him from time to time during the term of the agreement, but he will not be required to devote in excess of 25% of his business time and effort to providing these services. His base salary is $60,000 per annum and he received options to purchase 750,000 shares at $0.55 per share as additional compensation for entering into the agreement.

On March 17, 2004, the Compensation Committee approved an employment agreement with the Company’s Executive Vice-President, Gary D. Allhusen. The initial period of the employment agreement for Mr. Allhusen is three years and he is required to devote 100% of his business time to the business of the Company. Mr. Allhusen’s base salary is $120,000 per annum and he received options to purchase 750,000 shares at $0.75 per share as additional compensation for entering into the agreement.

Item 2. Management’s Discussion and Analysis and Plan of Operation

     The following discussion should be read in conjunction with our financial statements and related notes thereto as filed with the Securities and Exchange Commission.

Background

     Prior to December 2002, we had no operating history. We are currently in the business of providing a broad array of business process outsourcing, software development, and business consulting services. The business processing services typically include providing outsourcing to clients for data entry, data collection and data gathering; web site development and maintenance; call centers and customer support; and software, hardware, and product development. We provide none of the outsourced services directly. However, through our management team, we provide operational management and business planning consulting services directly to our clients. In addition, we are seeking and, if a suitable target company is located we will attempt, to acquire businesses in related industries to supplement our current business operations.

     We intend to grow in two ways: First, through the further development and marketing of our software development and information technology services and outsourcing capabilities, and second, through the acquisition of other software development and information technology companies that add to the services that we develop, market and/or outsource, or which represent a potentially profitable business sector that can take advantage of our services.

Critical Accounting Policies

     Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially result in materially different results under different assumptions and conditions. There were no changes to our critical accounting policies for the quarter ended March 31, 2004.

     We derive our revenue primarily from the sale of services. Revenue is recognized as services are performed in accordance with all applicable revenue recognition criteria. For these transactions we apply the provisions of SEC Staff Accounting Bulletin No. 104, “Revenue Recognition.” We recognize revenue when there is persuasive evidence of an arrangement, title and risk of loss have passed, delivery has occurred or the services have been rendered, the sales price is fixed or determinable and collection of the related receivable is reasonably assured. We record all shipping and handling fees billed to customers as revenue, and related costs as cost of sales, when incurred, in accordance with EITF 00-10 “Accounting for Shipping and Handling Fees and Costs.”

     Cost of services consists primarily of payments to third-party vendors and contractors. General and administrative expenses consist primarily of overhead in managing the pilot programs and marketing expenses for future projects, and due diligence costs in reviewing acquisition targets. Corporate overhead expenses relate to salaries and benefits of personnel responsible for corporate activities, including acquisitions, administrative, and reporting responsibilities. We record these expenses when incurred.

Results of Operations

     During the quarter ended March 31, 2004, we generated revenues of $84,124 versus $3,800 for the comparative quarter ended March 31, 2003. The increase in revenue is due to the additional sales effort, additional orders from existing customers, and new customers generated over the past year.

     Our cost of revenue earned was $55,431 for the quarter ended March 31, 2004 versus $0 for the comparative quarter ended March 31, 2003. The increased cost reflects subcontractor costs associated with the services provided by us to our clients by consulting with them to source their buying decisions with a suite of business process and information technology outsourcing. The resulting gross profit for the quarter ended March 31, 2004 is $28,693 versus $3,800 for the comparative quarter reflecting a current quarterly gross profit of 34%.

     Our operating expenses for the quarter ended March 31, 2004 were $196,027 versus $3,460 for the quarter ended March 31, 2003. The increased operating expenses resulted from the creation of an organization to support the current and future activities of the company. The major components of operating expense were payroll and related taxes and benefits of $98,572 and professional and consulting fees of $48,565.

     Management has not yet determined the amount of revenues and expenses estimated for 2004, but anticipates that they will increase progressively.

Liquidity and Capital Resources

     As of March 31, 2004, cash totaled $537,517 as compared with $781,387 of cash at December 31, 2003 resulting in a decrease of $243,870 in cash and cash equivalents for the quarter ended March 31, 2004. The decrease in cash and cash equivalents consists of cash used in operations of $203,030 and cash used by investing activities of $40,840. The decrease in cash and cash equivalents for the quarter ended March 31, 2003 was $1,110 consisting of cash used in operations. There were no comparable investing or financing activities for the same period last year.

     Working capital was $690,480 at March 31, 2004, as compared with working capital of $892,574 at December 31, 2003. This decrease in working capital was a result primarily of the planned use of funds generated from prior stock offerings to support the business during its growth phase.

     Management believes that with revenues generated from operations, together with funds generated from the prior sale of our common stock, we will have sufficient cash to satisfy existing operating cash needs and working capital requirements during 2004 and through at least June 30, 2005. Our monthly cash requirements have fluctuated between $29,867 and $42,343, and management estimates that future monthly cash requirements will be approximately $50,000. Without generating any additional revenues, we estimate that our cash on hand would meet our cash flow requirements through at least June 30, 2005. Any additional funds from operations would likely extend this estimated period. We do not anticipate the immediate need for additional funding from investors.

     Additionally, we may continue to compensate employees with equity incentives where possible and continue to utilize equity instruments to compensate existing and new employees hired to minimize cash outlays. Management believes this strategy provides the ability to increase stockholder value as well as utilize cash resources more effectively.

     During future quarters, we may seek additional funding to finance future acquisitions. The amount and timing of such capital transactions is not yet known and will depend largely on our operating needs and the cost to acquire new information technology companies. Our ability to secure this additional funding given present market conditions is uncertain, as is the financial effect any such funding may have on our capital structure or operating results.

Off-Balance Sheet Arrangements

     During the quarter ended March 31, 2004, we did not engage in any off-balance sheet arrangements.

Recent Accounting Pronouncements

     Stock-Based Compensation

     We account for employee stock-based compensation under the “intrinsic value” method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), as opposed to the “fair value” method prescribed by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS 123”). Pursuant to the provisions of APB 25, we generally do not record an expense for the value of stock-based awards granted to employees. If proposals currently under consideration by various accounting standard organizations are adopted, such as the Financial Accounting Standards Board Proposed Statement of Financial Accounting Standard, “Share-Based Payment, an amendment of FASB Statements No. 123 and 95,” we may be required to treat the value of stock-based awards granted to employees as compensation expense in the future, which could have a material adverse effect on our reported operating results and could negatively affect the price of our Common Stock. If these proposals are adopted, we could decide to reduce the number of stock-based awards granted to employees in the future, which could adversely impact our ability to attract qualified candidates or retain existing employees without increasing their cash compensation and, therefore, have material adverse effect on our business, results of operations and financial condition.

Forward-Looking Statements

This report contains certain forward-looking statements and information that are based on assumptions made by management and on information currently available. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and similar expressions, as they relate to our company or its management, are intended to identify forward-looking statements. These statements reflect management’s current view of our company concerning future events and are subject to certain risks, uncertainties and assumptions, including among many others the following: changes in the information technology industry; changes in out-sourcing and off-shore operations; a general economic downturn; a further downturn in the securities markets; our early phase of operations; reliance on foreign suppliers and contractors; the inability to locate suitable acquisition targets; and other risks and uncertainties. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this report as anticipated, estimated or expected.

Item 3. Controls and Procedures

     Disclosure Controls and Procedures. Our principal executive officer and principal financial officer, Sukhbir Singh Mudan, has concluded, based on his evaluation, as of the end of the period covered by this report, that our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) are (1) effective to ensure that material information required to be disclosed by us in reports filed or submitted by us under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the Securities and Exchange Commission, and (2) designed to ensure that material information required to be disclosed by us in such reports is accumulated, organized and communicated to our management, including our principal executive officer and principal financial officer, as appropriated, to allow timely decisions regarding required disclosure.

     Internal Control Over Financial Reporting. There were no changes in our internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that occurred during our most recent quarter ended March 31, 2004, that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

     It should be noted that any system of controls, however well designed and operated, can provide only reasonable and not absolute assurance that the objectives of the system will be met. In addition, the design of any control system is based in part upon certain assumptions about the likelihood of future events. Because of these and other inherent limitations of control systems, there is only reasonable assurance that our controls will succeed in achieving their stated goals under all potential future conditions.

PART II

Item 2. Changes in Securities

     During the quarter ended March 31, 2004, the following securities were sold by us without registering the securities under the Securities Act:

•	In March 2004, we granted options to Gary Allhusen, our Vice-President, to purchase 750,000 shares at $.75 per share. These options were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Mr. Allhusen represented that he was an accredited investor as defined in Rule 501 of Regulation D at the time of the granting. He delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the documents evidencing the options. He represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Mr. Allhusen represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the grants. No underwriting discounts or commissions were paid in connection with the grants.

Item 6. Exhibits and Reports on Form 8-K

     (a) Exhibits. The following exhibits are included as part of this report:

Exhibit No.	Description
31.1	Rule 13a-14(a) Certification by Principal Executive Officer
31.2	Rule 13a-14(a) Certification by Principal Financial Officer
32	Section 1350 Certification of Principal Executive Officer and Principal Financial Officer

     (b) Reports on Form 8-K: No reports on Form 8-K were filed during the quarter ended March 31, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Caneum, Inc.

Date: May 17, 2004	By	/s/ Sukhbir Singh Mudan Sukhbir Singh Mudan, President and Treasurer (Principal executive officer, principal financial officer, and chief accounting officer)

EXHIBIT 31.1

Certifications

I, Sukhbir Singh Mudan, certify that:

1.	I have reviewed this Form 10-QSB for the quarter ended March 31, 2004, of Caneum, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.	The small business issuer’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.	The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: May 17, 2004

/s/ Sukhbir Singh Mudan Sukhbir Singh Mudan, President (Principal executive officer)

EXHIBIT 31.2

Certifications

I, Sukhbir Singh Mudan, certify that:

1.	I have reviewed this Form 10-QSB for the quarter ended March 31, 2004, of Caneum, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.	The small business issuer’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.	The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: May 17, 2004

/s/ Sukhbir Singh Mudan Sukhbir Singh Mudan, Treasurer (Principal financial officer)

EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the quarterly report of Caneum, Inc. (the “Company”) on Form 10-QSB for the quarter ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned principal executive officer and principal financial officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 17, 2004

/s/ Sukhbir Singh Mudan
Sukhbir Singh Mudan, President and
Treasurer (Principal executive officer
and principal financial officer)